EXHIBIT 10.1.4                 ADDITIONAL AGREEMENT

              TO THE JOINT-ACTIVITY AGREEMENT FROM AUGUST 30, 2004

City  of  Tomsk,  Russia                                           July  7, 2006

CIGMA METALS CORPORATION, a corporation, listed on the stock exchange in the USA (hereunder CIGMA), represented by its President Mr. Lars Pearl, from one side, and

SCIENCE-INDUSTRIAL CORPORATION <<GEOSPHERA>> LTD, registered in Russia (hereunder GEOS), represented by its Director Ms. Pavlova Anastasia Evgenievna, acting pursuant to the Charter, on the other side,

hereinafter referred to as the Parties, under the decision of the Council of Parties from March 3, 2006,came into agreement to make changes in the Joint Activity Agreement and to conclude this Additional agreement on the following:

     1. Section 6.4. of the Joint-Activity Agreement shall be changed and read in a new redaction:

          <<To  finance  in  2006  the  US$  460,000  according  to  the adopted
          Budget. If the financing by CIGMA in the adopted amount shall not be fulfilled, CIGMA shall give back to GEOS 30% of its share participation in the new venture. The total share participation shall come into the following proportion:

               GEOS 50% (fifty per cent) of the Charter Capital of the new venture;

               CIGMA 50% (fifty per cent) of the Charter Capital of the new venture>>.

     2. These changes shall be the integral part of the Joint-Activity Agreement from August 30, 2004. All the other conditions and positions of the Joint-Activity Agreement shall remain without any change.

     3.   Addresses  and  signatures  of  the  Parties:

          SCIENCE-INDUSTRIAL CORPORATION <<GEOSPHERA>> LTD
          Legal address: Russia, 649000 Republic of Altay, Gorno-Altajsk, 29 Choros-Gurkina str.
          Bank Details: JP MORGAN CHASE BANK, NEW YORK
          New York, USA SWIFT CODE: CHASUS33
          account No 400 921 413 f/o GAZPROMBANK, SWIFT CODE: GAZPRUMM in favor of TOMSK BRANCH, SWIFT CODE: GAZPRUMM011 account 40702840900007002427 in favor of Science-industrial Corporation <<Geosphera>> , Tomsk, Russia.

          CIGMA METALS CORPORATION
          Address: 1 Edith place, Coolum Beach, Queensland, Australia 4573. Bank Details: Harris Bank International Corp. New York, N.Y., USA
          SWIFT: HATRUS33 for the account of: BMO - Bank of Montreal Vancouver Main Office 595 Burrard Street Vancouver, B.C. Canada V7X 1L7 for client's account: CIGMA METALS CORPORATION account number:
          0004-4671-315.

                LARS PEARL                        ANASTASIA PAVLOVA
                 PRESIDENT                            DIRECTOR
          CIGMA METALS CORPORATION          SCIENCE-INDUSTRIAL CORPORATION
                                                  <<GEOSPHERA LTD>>


               /S/ "Lars Pearl"                /s/ "Anastasia Pavlova"